Exhibit 10.1

Employment Agreement Amendment

EMPLOYMENT AGREEMENT AMENDMENT dated as of September 8, 2021 (this “Employment Agreement Amendment”), by and between STAGWELL INC., and its affiliates (the “Company”), and MARK PENN (the “Executive”).

W I T N E S S E T H:

WHEREAS, MDC Partners Inc., the predecessor to the Company, and the Executive entered into that certain Employment Agreement, dated as of March 14, 2019 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to make certain changes to the Employment Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.            All references in the Employment Agreement to MDC Partners Inc. are amended to refer to Stagwell Inc.

2.            Section 4(a) of the Employment Agreement is amended and restated as set forth below:

Base Salary. As compensation for his services hereunder during the Term, the Company shall pay the Executive, in accordance with its normal payroll practices, an annualized base salary of $1.0 million, which may be increased from time to time by the Compensation Committee (such annualized base salary, as it may be so increased, “Base Salary”).

3.            Section 4(c) of the Employment Agreement is amended and restated as set forth below:

Annual Discretionary Bonus. During the Term, the Executive shall be eligible to receive an annual discretionary bonus in a target amount equal to 110% of the then current Base Salary, which target amount may be increased from time to time by the Compensation Committee. The annual discretionary bonus shall be based upon criteria determined by the Compensation Committee, which criteria shall include the Executive’s performance, the overall financial performance of the Company and such other factors as the Compensation Committee shall deem reasonable and appropriate in its discretion (such annual discretionary bonus, as it may be so increased, the “Annual Discretionary Bonus”). The Annual Discretionary Bonus shall be paid in accordance with the Company’s normal bonus payment procedures.

4.            Except as amended hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement Amendment as of the date and year first written above.

STAGWELL INC.

By:	/s/ Frank Lanuto

Name: Frank Lanuto

Title: Chief Financial Officer

By:	/s/ Peter McElligott

Name: Peter McElligott

Title: General Counsel

MARK PENN

Signature:	/s/ Mark Penn

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